UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2023

PLx Pharma Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36351	46-4995704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Fishers Lane, Suite E, Sparta, New Jersey	07871
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 409-6541

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PLXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 14, 2023, PLx Pharma Inc. (the “Company”) engaged SierraConstellation Partners LLC (“SCP”), a business advisory firm, to further explore strategic alternatives, which may include a liquidation strategy in the event that more advantageous alternatives prove unavailable to the Company. On March 7, 2023, the Company’s board of directors (the “Board”) approved the additional engagement of SCP to provide the services of a Chief Restructuring Officer, Deputy Chief Restructuring Officer and support personnel, and in connection with such engagement, appointed Lawrence R. Perkins of SCP as the Company’s Chief Restructuring Officer and John Halloran as Deputy Chief Restructuring Officer.

Mr. Perkins is the founder and Chief Executive Officer of SCP, a national interim management and advisory firm that provides services to middle-market companies navigating their way through difficult business challenges, and has more than 20 years of management consulting and advisory experience with companies undergoing transition. Prior to founding SCP in 2013, Mr. Perkins was a senior managing director and regional leader of a national consulting firm, where he was responsible for business development, marketing, staffing, and general management of the firm’s western region. Mr. Halloran is a director at SCP and reports to Mr. Perkins.

Mr. Perkins, Mr. Halloran and the Company did not enter into, and do not anticipate entering into, any compensatory arrangements in connection with their performance as the Company’s Chief Restructuring Officer and Deputy Chief Restructuring Officer that are in addition to any fees paid to SCP in connection with its services provided to the Company. Other than as described above, there are no arrangements or understandings between Mr. Perkins, Mr. Halloran and any other person pursuant to which they were appointed to serve as Chief Restructuring Officer and Deputy Chief Restructuring Officer of the Company, respectively. There are no family relationships between Mr. Perkins or Mr. Halloran and any director or executive officer of the Company. Mr. Perkins and Mr. Halloran do not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

As previously disclosed, the Company engaged Raymond James & Associates, Inc. (“RAJA”) as financial advisor to evaluate strategic alternatives. On March 2, 2023, the Company amended and restated its initial engagement letter with RAJA to broaden its engagement with RAJA and provide that RAJA shall serve as the Company’s sole and exclusive investment banking advisor regarding a potential business combination, financing or restructuring transaction, including in the context of a potential chapter 11 proceeding. In the event the Company becomes a debtor under the United States Bankruptcy Code (as amended from time to time, the “Bankruptcy Code”), the Company will file an application to retain RAJA pursuant to Section 328(a) of the Bankruptcy Code.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX PHARMA INC.

Dated: March 8, 2023	By:	/s/ Natasha Giordano
		Name:	Natasha Giordano
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).